EXHIBIT 21


LIST OF SUBSIDIARIES

Humphrey Hospitality Trust, Inc. owns 100% of the voting securities of the corporations listed below.

Subsidiary                             Jurisdiction of Incorporation
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Humphrey Hospitality REIT Trust                 Maryland
E&P REIT Trust                                  Maryland
TRS Leasing, Inc.                               Virginia


The Company, either directly or through its subsidiaries, owns the following partnership interests:

         Name                                  State of Formation   Partnership Interest
----------------------------------------------------------------------------------------
Humphrey Hospitality Limited Partnership              Virginia                       88%
E&P Financing Limited Partnership                     Maryland                      100%
Solomons Beacon Inn Limited Partnership               Maryland                      100%